VALLEY NATIONAL BANCORP
and
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee
FIRST SUPPLEMENTAL INDENTURE
Dated as of June 19, 2015
to
INDENTURE
Dated as of June 19, 2015
SUBORDINATED DEBT SECURITIES

4.55% Subordinated Debentures due June 30, 2025

THIS FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of June 19, 2015, between VALLEY NATIONAL BANCORP, a corporation duly organized and existing under the laws of the State of New Jersey (the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as Trustee (the “Trustee”) under the Indenture (as hereinafter defined).
RECITALS
WHEREAS, the Company and the Trustee have heretofore executed and delivered an Indenture, dated as of June 19, 2015 (the “Base Indenture” and, as hereby supplemented and amended, the “Indenture”), providing for the issuance from time to time of series of the Company’s subordinated unsecured debentures, notes or other evidences of indebtedness (hereinafter called the “Securities”);
WHEREAS, Section 9.1(7) of the Base Indenture provides that the Company and the Trustee may enter into an indenture supplemental to the Base Indenture to establish the form or terms of Securities of any series as permitted by Section 2.1 or Section 3.1 of the Base Indenture;
WHEREAS, pursuant to Section 3.1 of the Base Indenture, the Company wishes to provide for the issuance of $100,000,000 aggregate principal amount of a new series of Securities to be known as its 4.55% Subordinated Debentures due June 30, 2025 (the “Notes”), the form and terms of such Notes and the terms, provisions and conditions thereof to be set forth as provided in this First Supplemental Indenture; and
WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture; and all requirements necessary to make this First Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid, binding and enforceable obligations of the Company have been satisfied; and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects.
NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE 1
DEFINITIONS
Section 1.01 Relation to Base Indenture. This First Supplemental Indenture constitutes an integral part of the Base Indenture.

Section 1.02 Definition of Terms. For all purposes of this First Supplemental Indenture:
(a) Capitalized terms used herein without definition shall have the meanings set forth in the Base Indenture;
(b) a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;
(c) the singular includes the plural and vice versa;
(d) headings are for convenience of reference only and do not affect interpretation;
(e) unless otherwise specified or unless the context requires otherwise, (i) all references in this First Supplemental Indenture to Sections refer to the corresponding Sections of this First Supplemental Indenture and (ii) the terms “herein”, “hereof”, “hereunder” and any other word of similar import refer to this First Supplemental Indenture; and
(f) the following terms have the meanings given to them in this Section 1.02(f):

“DTC” shall have the meaning set forth in Section 2.03 hereof.
“Global Note” shall be a Global Security and have the meaning set forth in Section 2.04 hereof.
“Interest Payment Date” shall have the meaning set forth in Section 2.05(b) hereof.
“Maturity Date” shall have the meaning set forth in Section 2.02 hereof.
“Record Date” shall mean, with respect to any Interest Payment Date for the Notes, the fifteenth day, whether or not a Business Day, of the calendar month in which such Interest Payment Date falls.
“Tax Event” shall mean the receipt by the Company of an opinion of independent tax counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the Notes, there is more than an insubstantial risk that the interest payable by the Company on the Notes is not, or within 90 days of the date of such opinion will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes.

“Tier 2 Capital Event” shall mean the receipt by the Company of an opinion of independent bank regulatory counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any rules, guidelines or policies of an applicable regulatory authority for the Company or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the Securities, the Notes do not constitute, or within 90 days of the date of such opinion will not constitute, Tier 2 Capital (or its then equivalent if the Company were subject to such capital requirement) for purposes of capital adequacy guidelines of the Board of Governors of the Federal Reserve System (or any successor regulatory authority with jurisdiction over bank holding companies), as then in effect and applicable to the Company.
The terms “Company,” “Trustee,” “Base Indenture,” and “Notes” shall have the respective meanings set forth in the recitals to this First Supplemental Indenture and the paragraph preceding such recitals.
ARTICLE 2
GENERAL TERMS AND CONDITIONS OF THE NOTES
Section 2.01 Designation and Principal Amount. The Notes may be issued from time to time upon a Company Order for the authentication and delivery of Notes pursuant to Section 3.3 of the Base Indenture. There is hereby authorized a series of Securities designated as the 4.55% Subordinated Debentures due June 30, 2025 having an initial aggregate principal amount of $100,000,000 (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 3.4, 3.5, 3.6 or 9.6 of the Base Indenture and except for Notes which, pursuant to Section 3.3 of the Base Indenture are deemed to never have been authenticated and delivered under the Base Indenture).
Section 2.02 Maturity. The date upon which the Notes shall become due and payable at final maturity, together with any accrued and unpaid interest, is June, 30, 2025 (the “Maturity Date”).
Section 2.03 Form, Payment and Appointment. Except as provided in the last three paragraphs of Section 3.5 of the Base Indenture, the Notes will be issued only in book-entry form. Principal of and interest on the Notes will be payable in global form registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such Global Note (as hereafter defined). The principal of any certificated Notes will be payable at the office or agency of the

Company maintained for such purpose in the Borough of Manhattan, New York City, New York, which shall initially be the Corporate Trust Office of the Trustee in the Borough of Manhattan, the City of New York; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Person entitled to payment; provided that the paying agent shall have received written notice of such account designation at least five Business Days prior to the date of such payment (subject to surrender of the relevant Note in the case of a payment of interest on the Maturity Date).
The Notes shall have such other terms as are set forth in the form thereof attached hereto as Exhibit A.
The Security Registrar, Authenticating Agent and Paying Agent for the Notes shall initially be the Trustee.
The Notes will be issuable and may be transferred only in denominations of $2,000 or any amount in excess thereof that is an integral multiple of $1,000. The specified currency of the Notes shall be U.S. Dollars.
Section 2.04 Global Note. The Notes shall be issued initially in the form of one or more fully registered global notes (each such global note, a “Global Note”) deposited with DTC or its designated custodian or such other Depositary as any officer of the Company may from time to time designate. Unless and until a Global Note is exchanged for Notes in certificated form, such Global Note may be transferred, in whole but not in part, and any payments on the Notes shall be made, only to DTC or a nominee of DTC, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary.
Section 2.05 Interest.
(a) Interest payable on any Interest Payment Date or the Maturity Date with respect to the Notes shall be the amount of interest accrued from, and including, the immediately preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including the original issue date of June 19, 2015, if no interest has been paid or duly provided for with respect to the Notes) to, but excluding, such Interest Payment Date or Maturity Date as the case may be (each, an “Interest Period”).
(b) The Notes will bear interest at the rate of 4.55% per annum from June 19, 2015 until the principal of the Notes has been paid in full or a sum sufficient to pay the principal of the Notes has been made available for payment. Interest on the Notes shall be payable semi-annually in arrears on June 30 and December 30 of each year (each, an “Interest Payment Date”), commencing December 30, 2015, to the Persons in whose names the relevant Notes are registered at the close of business on the Record Date for such Interest Payment Date, except as provided in Section 2.05(c) hereof.

(c) The amount of interest payable for any Interest Period will be computed on the basis of a 360-day year consisting of twelve 30-day months. In the event that any scheduled Interest Payment Date for the Notes falls on a day that is not a Business Day, then payment of interest payable on such Interest Payment Date will be postponed to the next succeeding day which is a Business Day (and no interest on such payment will accrue for the period from and after such scheduled Interest Payment Date).
(d) In the event that the Maturity Date for any Note falls on a day that is not a Business Day, then the related payments of principal, premium, if any, and interest may be made on the next succeeding day that is a Business Day (and no additional interest will accumulate on the amount payable for the period from and after the Maturity Date). Interest due on the Maturity Date (whether or not an Interest Payment Date) of any Notes will be paid to the Person to whom principal of such Notes is payable.
Section 2.06 No Sinking Fund. The Notes are not entitled to the benefit of any sinking fund.
Section 2.07 No Defeasance. Sections 13.2 and 13.3 of the Base Indenture shall not be applicable to the Notes.

ARTICLE 3
REDEMPTION OF THE NOTES
Section 3.01 No Redemption. The Notes shall not be redeemable at the option of the Company prior to the Maturity Date. Notwithstanding the foregoing sentence, the Company may, at its option, redeem the Notes before the Maturity Date in whole, at any time, or in part from time to time, upon the occurrence of a Tier 2 Capital Event or a Tax Event, or if the Company is required to register as an investment company pursuant to the Investment Company Act of 1940 (15 U.S.C. 80a-1 et seq.).
Any such redemption will be at a Redemption Price equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date fixed by the Company. Any such redemption by the Company prior to the Maturity Date would require the prior approval of the Board of Governors of the Federal Reserve System, if then required. The provisions of Article XI of the Base Indenture shall apply to any redemption of the Notes pursuant to this Article 3.
ARTICLE 4
FORM OF NOTES
Section 4.01 Form of Notes. The Notes and the Trustee’s Certificate of Authentication thereon are to be substantially in the form attached as Exhibit A hereto, with such changes therein as the officers of the Company executing the Notes (by manual or facsimile signature) may approve, such approval to be conclusively evidenced by their execution thereof.

ARTICLE 5
ISSUE OF NOTES
Section 5.01 Original Issue of Notes. Notes having an aggregate principal amount of $100,000,000 may from time to time, upon execution of this First Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes in accordance with a Company Order pursuant to Section 3.3 of the Base Indenture without any further action by the Company (other than as required by the Base Indenture).
Section 5.02 Additional Issues of Notes. The Company may from time to time, without notice to or the consent of the holders of the Notes, create and issue additional notes ranking pari passu with the Notes and with identical terms in all respects (or in all respects except for the offering price, the payment of interest accruing prior to the issue date of such additional notes or except for the first payment of interest following the issue date of such additional notes) in order that such additional notes may be consolidated and form a single series with the Notes and have the same terms as to status, redemption or otherwise as the Notes.
ARTICLE 6
IMMUNITY OF STOCKHOLDERS, EMPLOYEES, AGENTS, OFFICERS AND
DIRECTORS
Section 6.01 Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of or interest on any Note, or for any claim based thereon or otherwise in respect thereof, shall be had against any shareholder, employee, agent, officer or director, as such, past, present or future, of the Company or of any successor Person; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this First Supplemental Indenture and the issue of the Notes.

ARTICLE 7
MISCELLANEOUS
Section 7.01 Ratification of Base Indenture. The Base Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.
Section 7.02 Trustee Not Responsible for Recitals. The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as statements of the Company and not those of the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of the Notes or of the proceeds thereof.

Section 7.03 New York Law To Govern. THIS FIRST SUPPLEMENTAL INDENTURE AND EACH NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING BUT NOT LIMITED TO N.Y. GENERAL OBLIGATIONS LAW SECTION 5-1401 AND ANY SUCCESSOR STATUTE THERETO).
Section 7.04 Separability. In case any provision in this First Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired by such invalid, illegal or unenforceable provision.
Section 7.05 Counterparts. This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this First Supplemental Indenture and of signature pages by facsimile or electronic format (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this First Supplemental Indenture as to the parties hereto and may be used in lieu of the original First Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic format (i.e., “pdf” or “tif”) shall be deemed to be their original signatures for all purposes.
Section 7.06 Benefits of First Supplemental Indenture. Nothing in this First Supplemental Indenture or in the Notes, express or implied, shall give to any Person, other than the parties to this First Supplemental Indenture and their successors under this First Supplemental Indenture, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.
Section 7.07 Conflict with Base Indenture. If any provision of this First Supplemental Indenture relating to the Notes is inconsistent with any provision of the Base Indenture, such provision of this First Supplemental Indenture shall control.
Section 7.08 Provisions of Trust Indenture Act Controlling. This First Supplemental Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the Indenture and shall, to the extent applicable, be governed by such provisions. If any provision of this First Supplemental Indenture limits, qualifies, or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this First Supplemental Indenture, the latter provision shall control.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, as of the day and year first written above.

VALLEY NATIONAL BANCORP

By:	/s/ Alan D. Eskow
Name:	Alan D. Eskow
Title:	Senior Executive Vice President and Chief Financial Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Lawrence M. Kusch
Name:	Lawrence M. Kusch
Title:	Vice President
[Signature Page to First Supplemental Indenture]

EXHIBIT A
GLOBAL NOTE
THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO IN THIS SECURITY AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR ITS NOMINEE. THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE OR A SUCCESSOR OF SUCH DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
THIS SECURITY IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY FEDERAL OR OTHER GOVERNMENTAL AGENCY.

VALLEY NATIONAL BANCORP
4.55% Subordinated Debentures due June 30, 2025

ISIN: US919794AC15	CUSIP: 919794 AC1

No. 1
Valley National Bancorp, a New Jersey corporation (hereinafter called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns the principal sum as set forth in the Schedule of Increases or Decreases in Note attached hereto on June 30, 2025 (such date is hereinafter referred to as the “Maturity Date”), and to pay interest thereon from June 19, 2015 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on each June 30 and December 30 of each year (each, an “Interest Payment Date”), commencing December 30, 2015 at the rate of 4.55% per annum, on the basis of a 360-day year consisting of twelve 30-day months, until the principal of the Notes has been paid in full or a sum sufficient to pay the principal of the Notes has been made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name the relevant Notes, or any predecessor Notes, are registered at the close of business on the Record Date for such Interest Payment Date; provided that the interest due on the Maturity Date (whether or not an Interest Payment Date) of a Note of this series will be paid to the Person to whom principal of such Note is payable.
Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose in The City of New York, which shall initially be the principal office of the Trustee located therein, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto at such address as shall appear in the Security register or by wire transfer to an account appropriately designated by the Person entitled to payment; provided, that the paying agent shall have received written notice of such account designation at least five Business Days prior to the date of such payment (subject to surrender of the relevant Note in the case of a payment of interest on the Maturity Date).

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual or facsimile signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.
Dated: June 19, 2015

VALLEY NATIONAL BANCORP

By:
Name:	Alan D. Eskow
Title:	Senior Executive Vice President and Chief Financial Officer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: June 19, 2015

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

REVERSE OF NOTE
VALLEY NATIONAL BANCORP
This Note is one of a duly authorized issue of securities of the Company (herein called the “Notes”), issued and to be issued in one or more series under an Indenture (the “Base Indenture”), dated as of June 19, 2015, between the Company and The Bank of New York Mellon Trust Company, N.A, as Trustee (herein called the “Trustee,” which term includes any successor trustee), as supplemented and amended by the First Supplemental Indenture between the Company and the Trustee (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”) dated as of June 19, 2015, to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to $100,000,000.
All terms used in this Note that are defined in the Base Indenture or the Supplemental Indenture shall have the meaning assigned to them in the Base Indenture or the Supplemental Indenture.
The Notes of this series shall not be redeemable at the option of the Company or the holders prior to the Maturity Date. Notwithstanding the foregoing sentence, the Company may redeem the Notes before the Maturity Date upon the occurrence of a Tier 2 Capital Event or a Tax Event, or if the Company is required to register as an investment company pursuant to the Investment Company Act of 1940 (15 U.S.C. 80a-1 et seq.). Any such redemption by the Company prior to the Maturity Date would require the prior approval of the Board of Governors of the Federal Reserve System, if then required.
The Notes of this series are not entitled to the benefit of any sinking fund.
The Base Indenture provisions relating to defeasance in Sections 13.2 and 13.3 of the Base Indenture shall not be applicable to the Notes.
If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal and interest owed on the Notes of this series shall only become due and payable in accordance with the terms and conditions set forth in Article V of the Base Indenture.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Notes at any time by the Company and the Trustee with the consent of the holders of a majority in principal amount of the Notes of each series (each series voting as a class) affected thereby and at the time Outstanding. The Indenture also contains provisions permitting the holders of specified percentages in principal amount of the Notes of a series at the time Outstanding, on behalf of the holders of all Notes of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.
As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
The Notes of this series are issuable only in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess of $2,000.

The Company and the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE.

ASSIGNMENT FORM
To assign this Security, fill in the form below:
I or we assign and transfer this Security to:

(Insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint                              as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.
Your Signature:
                                                 (Sign exactly as your name appears on the other side of this Security)
Your Name:
Date:
Signature Guarantee:                                                                                                                                                                         *

*
NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) such other guarantee program acceptable to the Trustee.

SIGNATURE GUARANTEE
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES OR DECREASES IN NOTE
The initial principal amount of this Note is $100,000,000. The following increases or decreases in the principal amount of this Note have been made:

Date	Amount of decrease in principal amount of this Note	Amount of decrease in principal amount of this Note	Principal amount of this Note following such decrease or increase	Signature of authorized signatory of Trustee

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